Exhibit 99.1


CERTIFICATION PURSUANT TO  18  U.S.C.  SECTION  1350,  AS  ADOPTED  PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rory Clarke, the Chief Executive Officer of Universal Ice Blast, Inc., state that:

To the best of my knowledge, based upon a review of this quarterly report on Form 10-QSB of Universal Ice Blast, Inc. for the quarterly period ended June 30, 2002, and except as corrected or supplemented in a subsequent report:

   * this quarterly report of Universal Ice Blast, Inc. on Form 10-QSB for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   * the information contained in this quarterly report on Form 10-QSB of Universal Ice Blast, Inc. for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Universal Ice Blast, Inc. for such period.



                                   By:       /S/   RORY CLARKE
                                   -----------------------------------
                                     RORY CLARKE
                                     CHIEF EXECUTIVE OFFICER

August 6, 2002